UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 12, 2007, Pro-Pharmaceuticals, Inc. (the “Company”) filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the resale by the selling security holders named in the Registration Statement of shares of the Company’s Common Stock that are issuable upon conversion or redemption of, or as interest on, its 7% Convertible Debentures and upon exercise of related common stock purchase warrants that the Company issued and sold on February 14, 2006. The Company intends to file Pre-Effective Amendment No. 1 to the Registration Statement in which it reduces the number of shares to be registered to approximately one-third of the number of shares of its Common Stock that were in the public “float,” or approximately 6 million shares, just prior to the transaction in which the Debentures and warrants were sold. As a result of a regulatory requirement that registration statements must include current financial information, the Company expects to file the Pre-Effective Amendment No. 1 as soon as possible after it has filed its annual report on Form 10-K, due to be filed by March 31, 2007, which will include the audited financial statements of the Company for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Carl L. Lueders
Carl L. Lueders Chief Financial Officer

Date: February 14, 2007